UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2014

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
In November 2012, the Company's Board of Directors authorized an enterprise-wide restructuring plan (the “2013 Project”) and delegated authority to the Company's management to determine the final actions with respect to this plan. On January 27, 2014, the Board of Directors of Energizer Holdings, Inc. (the “Company” or “Energizer”) authorized an expansion of scope of the previously announced 2013 Project and delegated authority to the Company's management to determine the final actions with respect to the plan. The 2013 Project was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2012, as amended on Form 8-K/A filed on December 12, 2012 and May 7, 2013, and further described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013 and filed with the SEC on November 21, 2013.
As previously disclosed, the primary objectives of the 2013 Project included reduction in workforce, consolidation of functional support across the organization, reduced overhead spending, creation of a center-led purchasing function, and rationalization and streamlining of the Household Products operations facilities, product portfolio and marketing organization. The Company increased the scope of the 2013 Project to include the balance of the organization.
As a result of the expanded scope of the Company's restructuring efforts, incremental costs will be incurred to successfully execute the program. It is estimated that fiscal 2014 restructuring costs will be in the range of $100 million to $130 million, including the costs related to the expanded project scope, an increase of $30 million to $40 million versus original estimates. Total 2013 Project costs are estimated to increase from the original outlook of $250 million to approximately $350 million.
Total project-to-date costs associated with the 2013 Project are approximately $185 million, of which approximately $50 million relates to non-cash asset impairment and accelerated depreciation charges, approximately $55 million relates to severance and related benefit costs, and approximately $80 million relates to consulting, program management and other exit costs. Consulting, program management and other exit costs are inclusive of approximately $8 million in certain information technology enablement costs and approximately $6 million in obsolescence charges related to the exit of certain non-core product lines, both of which are considered part of the overall 2013 Project.
A summary of the remaining estimated costs for the 2013 Project is as follows. These amounts are inclusive of the expanded scope initiatives described above. Total, as well as category ranges, are estimates.

•	Approximately $15-$30 million related to plant closure and accelerated depreciation charges,

•	Approximately $35-$45 million related to severance and related benefit costs,

•	Approximately $35-$45 million related to consulting and program management, and

•	Approximately $30-$40 million related to other restructuring related costs.

Costs remaining associated with certain information technology enablement activities related to our restructuring initiatives are approximately $10-$15 million. In addition, the Company expects to incur incremental capital expenditures of $20-$30 million over the next 9 months, related primarily to information technology enablement of certain restructuring initiatives.
This Form 8-K contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding future cost savings related to restructuring projects, and the timing of such savings, costs necessary to achieve those savings. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause the Company’s actual results to differ materially from those indicated by those statements. No assurance can be given that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this Form 8-K are only made as of the date of this document and the Company disclaims any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause the Company’s actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Energizer's ability to timely implement its strategic initiatives in a manner that will positively impact its financial condition and results of operations;

•	The impact of strategic initiatives on Energizer's relationships with its employees, its major customers and vendors;

•	Energizer's ability to improve operations and realize cost savings;

•	General market and economic conditions;

•	Market trends in the categories in which we operate;

•	The success of new products and the ability to continually develop and market new products;

•	Energizer’s ability to attract, retain and improve distribution with key customers;

•	Energizer’s ability to continue planned advertising and other promotional spending;

•
Energizer’s ability to timely execute strategic initiatives, including restructurings, in a manner that will positively impact its financial condition and results of operations and does not disrupt its business operations;

•	The impact of strategic initiatives, including restructurings, on its relationships with employees, customers and vendors;

•	Energizer’s ability to maintain and improve market share in the categories in which it operates despite heightened competitive pressure;

•	Energizer’s ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and currency controls as well as offsetting hedges;

•	Energizer’s ability to acquire and integrate businesses, and to realize the projected results of acquisitions;

•	The impact of advertising and product liability claims and other litigation;

•	Compliance with debt covenants as well as the impact of interest and principal repayment of our existing and any future debt; and

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company held its annual meeting of shareholders (the “Annual Meeting”) at the Company’s World Headquarters on Monday, January 27, 2014. At the Annual Meeting, the shareholders of the Company voted to approve an amendment and restatement of the Energizer Holdings, Inc. Amended and Restated 2009 Incentive Stock Plan (the “Second Restated 2009 Plan”). The description of the Second Restated 2009 Plan on pages 56-69 under the caption “Item 5. Proposal to Amend and Restate the Company’s Amended and Restated 2009 Incentive Stock Plan” in the Company’s Proxy Statement dated December 12, 2013 (the “Proxy Statement”), which is listed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The Second Restated 2009 Plan was approved by the Board of Directors of the Company on November 4, 2013, subject to shareholder approval.
The descriptions set forth herein and in the Proxy Statement are summaries only and are qualified in their entirety by the full text of the Second Restated 2009 Plan, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2013.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting, the shareholders of the Company voted to approve and adopt amended and restated Articles of Incorporation of the Company (the “Amended Articles”), as described in the Proxy Statement, to provide for the phased-in implementation of annual elections for all Directors and the resulting phased-in elimination of the classified Board structure. The Amended Articles revised Article Six of the Articles of Incorporation to provide that Directors elected after the Annual Meeting will be elected for one year terms, i.e., the term of office for each Director elected at the 2015 Annual Meeting and thereafter will expire at the next succeeding annual meeting of shareholders and when his or her successor is elected and qualified or upon his or her earlier death, resignation or other cause for removal. The Amended Articles became effective on January 29, 2014 upon filing of a certificate of amendment and restatement with the Secretary of State of Missouri.
The foregoing is only a summary of the principal features of revised Article Six of the Amended Articles and is qualified in its entirety by reference to (i) a copy of the Amended Articles, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2013, and (ii) a copy of the Amended Articles marked to show changes from the Articles of Incorporation of the Company in effect prior to the Amended Articles, which is included as Appendix A to the Proxy Statement and is listed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Also at the Annual Meeting, amendments (the “Amendments”) to the Company’s Amended Bylaws (the “Bylaws”) became effective upon shareholder approval of the Amended Articles. The Amendments are intended to further implement the declassification of the Board of Directors by making corresponding amendments to Article II, Section 1 of the Bylaws.
The foregoing is only a summary of the principal features of the Amendments and is qualified in its entirety by reference to the amended Bylaws and a copy of the Bylaws marked to show changes from the Bylaws in effect prior to the Amendments, which are included as Exhibits 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: January 30, 2014

EXHIBIT INDEX

Exhibit No.     Description

3.1
Amended and Restated Articles of Incorporation of Energizer Holdings, Inc., marked to show amendments, incorporated by reference to Appendix A of the Energizer Holdings, Inc. Proxy Statement dated December 12, 2013

3.2	Amended Bylaws of Energizer Holdings, Inc.
3.3	Amended Bylaws of Energizer Holdings, Inc., marked to show amendments
99.1
Description of the Energizer Holdings, Inc. Second Amended and Restated 2009 Incentive Stock Plan, incorporated by reference to pages 56-69 of the Energizer Holdings, Inc. Proxy Statement dated December 12, 2013